Exhibit 5.1

Walder Wyss Ltd. Seefeldstrasse 123 P.O. Box 8034 Zurich Switzerland Telephone +41 58 658 58 58 Fax +41 58 658 59 59 www.walderwyss.com

To:

Auris Medical Holding AG

Bahnhofstrasse 21

6300 Zug

Switzerland

Zurich, 2 July 2018

ANI / 8146494v1

Auris Medical Holding AG – Swiss Legal Opinion

Dear Madam, Dear Sir,

We have acted as Swiss counsel to Auris Medical Holding AG (the Company) in connection with the filing of a registration statement on Form F-1 (Registration No. 333-225676), as amended and the documents incorporated by reference therein (together, the Registration Statement) by the Company with the U.S. Securities and Exchange Commission (the Commission) pursuant to the Securities Act of 1933 relating to the issuance by the Company of up to 18,000,000 common shares of CHF 0.02 par value each (the Shares), warrants to purchase a certain number of common shares of CHF 0.02 par value each of the Company (the Warrants) and pre-funded warrants to purchase a certain number of common shares of CHF 0.02 par value each of the Company (the Pre-Funded Warrants; the common shares issuable upon exercise of the Warrants and/or the Pre-Funded Warrants, the Warrant Shares) in accordance with a certain underwriting agreement to be entered into between the Company and A.G.P./Alliance Global Partners (the Underwriter) (the Agreement), and additionally a certain number of shares of the Company with a nominal value of CHF 0.02 and a certain number of warrants to purchase common shares of CHF 0.02 par value each, if and to the extent a certain over-allotment option granted by the Company to the Underwriter under the Agreement is exercised in accordance with the Agreement (together, the Offering). The term Shares includes the additional common shares and the term Warrants includes the additional warrants that may be sold pursuant to an exercise of such option, and the term Warrant Shares includes the common shares of CHF 0.02 par value issuable upon exercise of such additional Warrants.

Attorneys admitted in Switzerland or in a EU/EFTA state are registered with the attorneys' registry	Page 1 of 10

Auris Medical Holding AG – Swiss Legal Opinion

As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

1.	Scope and Limitation of Opinion

Our opinion is strictly confined to matters of Swiss law as in force at the date hereof and as it is presently applied by the Swiss courts. Such law and its interpretation are subject to change. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgment.

Our opinion is strictly limited to the Documents (as defined below) and the matters stated herein and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation or verification as to any matters stated herein.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

2.	Documents

For purposes of rendering the opinion expressed herein, we have received the following documents (the Documents):

(a)	a .pdf copy of the Registration Statement;

(b)	a .pdf copy of the draft Agreement (in the version of 2 July 2018);

Auris Medical Holding AG – Swiss Legal Opinion

(c)	a .pdf copy of the draft common share purchase warrant relating to the Warrants (in the version of 2 July 2018) (the Normal Warrant Document);

(d)	a .pdf copy of the draft common share purchase pre-funded warrant relating to the Pre-Funded Warrants (in the version of 2 July 2018) (the Pre-Funded Warrant Document, and together with the Normal Warrant Document, the Warrant Document);

(e)	a .pdf copy of the certified articles of incorporation of the Company in their version of 12 March 2018 (the Articles);

(f)	a .pdf copy of an online excerpt from the Commercial Register of the Canton of Zug relating to the Company dated 29 June 2018 (the Excerpt);

(g)	a .pdf copy of the organizational regulations (Organisationsreglement) of the board of directors of the Company as adopted on 12 March 2018 (the Organizational Regulations);

(h)	a .pdf copy of the resolution of the Company’s shareholders’ meeting, dated 28 June 2018, approving, among others, an ordinary capital increase as well as amendments to the Company’s articles of association (relating to the increase of the authorized share capital and of the conditional share capital) (the EGM Resolution); and

(i)	a .pdf copy of a circular resolution of the Company's board of directors dated 14 June 2018 approving, among others, the execution of the Agreement and the Warrant Document (the Board Resolution).

No documents have been reviewed by us in connection with this opinion other than the Documents listed in this Section 2 (Documents).

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein.

3.	Assumptions

In rendering the opinion below, we have assumed:

Auris Medical Holding AG – Swiss Legal Opinion

(a)	the conformity to the Documents of all documents produced to us as copies, fax copies or via e-mail, and that the original was executed in the manner appearing on the copy of the draft;

(b)	the genuineness and authenticity of the signatures on all copies of the original Documents thereof which we have examined, and the accuracy of all factual information contained in, or material statements given in connection with, the Documents;

(c)	the EGM Resolution has been duly resolved in a meeting duly convened and has not been rescinded or amended and is in full force and effect;

(d)	the Board Resolution has been duly resolved in meetings duly convened, or, respectively, in duly executed circular resolutions and has not been rescinded or amended and are in full force and effect;

(e)	the Registration Statement has been duly filed by the Company;

(f)	the Articles, the Organizational Regulations and the Excerpt are unchanged and correct as of the date hereof and no changes have been made which should have been or should be reflected in the Articles, the Organizational Regulations and the Excerpt as of the date hereof (except for items yet to be reflected in the Articles and the Excerpt as a result of the EGM Resolution);

(g)	the ordinary capital increase and the amendments to the Company’s articles of incorporation (relating to the increase of the authorized share capital and of the conditional share capital), as approved by the EGM Resolution, will be carried out in accordance with Swiss law, recorded in the commercial register and will be published in the Swiss Official Gazette of Commerce;

(h)	that the execution versions of the Agreement and of the Warrant Document do not materially deviate from the (draft) Agreement and the Warrant Document listed a Documents in Section 2 (Documents);

(i)	all parties to the Agreement have performed (and if not yet performed, will perform) all obligations by which they are bound in accordance with the respective terms;

Auris Medical Holding AG – Swiss Legal Opinion

(j)	the Offering has been conducted in the manner as described in the Registration Statement and the Agreement;

(k)	to the extent relevant for purposes of this opinion, all factual information contained in, or material statements given in connection with, the Documents are true, complete and accurate;

(l)	the sections of the Agreement expressed to be governed by the law of the State of New York are and will be valid, binding and enforceable under the law of the State of New York, and the choice of the law of the State of New York provided in the Agreement is valid under the law of the State of New York;

(m)	the sections of the Warrant Document expressed to be governed by the law of the State of New York are and will be valid, binding and enforceable under the law of the State of New York, and the choice of the law of the State of New York provided in the Warrant Document is valid under the law of the State of New York;

(n)	that all parties to the Warrant Document (other than the Company) have the capacity, power, authority and legal right to enter into, deliver and perform their respective rights and obligations under, the Warrant Document under all relevant laws and regulations;

(o)	that all parties to the Agreement (other than the Company) have the capacity, power, authority and legal right to enter into, deliver and perform their respective rights and obligations under, the Agreement under all relevant laws and regulations;

(p)	that neither the execution and delivery of the Warrant Document nor the transactions contemplated by the Warrant Document will be illegal or contrary to the laws of any relevant jurisdiction (other than Switzerland);

(q)	that neither the execution and delivery of the Agreement nor the transactions contemplated by the Agreement will be illegal or contrary to the laws of any relevant jurisdiction (other than Switzerland);

(r)	the exercise notice with respect to the Warrant Shares to be issued out of the conditional share capital (or, as for Warrant Shares arising out of Pre-Funded Warrants, the authorized share capital, as case the case may be) of the Company will be duly delivered in accordance with the Registration Statement and the Warrant Document;

Auris Medical Holding AG – Swiss Legal Opinion

(s)	the payment of the exercise price in connection with an exercise notice relating to Warrant Shares will be made in accordance with the Registration Statement and the Warrant Document; and

(t)	upon due delivery of the exercise notice and due payment of the exercise price with respect to Warrant Shares issued out of the conditional share capital of the Company, the Company will register the Warrant Shares issued out of the conditional share capital in the Company’s uncertificated securities book.

(u)	upon due delivery of the exercise notice and due payment of the exercise price with respect to Warrant Shares (arising out of Pre-Funded Warrants) to be issued out of the authorized share capital of the Company, the Company will carry out the respective capital increase in accordance with Swiss law and will register the Warrant Shares in the Company’s uncertificated securities book.

Auris Medical Holding AG – Swiss Legal Opinion

4.	Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the following opinion:

1.	The Shares to be issued by the Company in the context of the Offering and covered by the Registration Statement, if and when issued and delivered by the Company and paid for pursuant to the Registration Statement and the Agreement, will be validly issued, fully paid (up to their nominal value) and non-assessable.

2.	The Warrant Shares that may be issued out of the conditional share capital of the Company in connection with the Warrant Document, if and when such Warrant Shares are issued pursuant to the Warrant Document, and after at least the exercise price as provided under the Warrant Document (being in no case below the nominal value of the Warrant Share) has been paid-in in cash, will be validly issued, fully paid and non-assessable.

3.	The Warrant Shares arising out of Pre-Funded Warrants that may be issued out of the authorized share capital in connection with the Warrant Document, if and when such Warrant Shares are issued and delivered by the Company pursuant to the Warrant Document, and after the exercise price as provided under the Warrant Document (being in no case below the nominal value of the Warrant Share) has been paid-in in cash, will be validly issued, fully paid and non-assessable.

4.	The execution of the Agreement and of the Warrant Document by the Company has been duly authorized by the board of directors of the Company.

5.	Qualifications

The above opinions are subject to the following qualifications:

(a)	The lawyers of our firm are members of the Swiss bar and do not hold themselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Auris Medical Holding AG – Swiss Legal Opinion

(b)	This opinion is based on the current provisions of the laws of Switzerland and the regulations thereunder in effect on the date hereof and only as currently interpreted in Switzerland. Such laws and their interpretation are subject to change.

(c)	We express no opinion as regards the withdrawal of shareholders’ pre-emptive rights (Bezugsrechte) in connection with the Offering.

(d)	We express no opinion as regards the withdrawal of shareholders’ preferential subscription rights (Vorwegzeichnungsrechte) in connection with the Warrants and the Pre-Funded Warrants and the issuance of Warrant Shares, respectively.

(e)	When used in this opinion, the term “non-assessable” means that no further contributions have to be made by the relevant holder of the Shares or Warrant Shares.

(f)	Any issuance of Shares based on an ordinary capital increase requires that the board of directors of the Company carries out such capital increase within 3 months after the EGM Resolution (which requires, among others, valid subscription forms, a report of the board of directors on the capital increase, ascertainments by the Company's board of directors in a public deed, amended articles of incorporation, an audit report confirming the withdrawal of pre-emptive rights, due payment of the issue price, payment confirmation by the Swiss bank institute, and an application to the commercial register), files the relevant documentation with the competent commercial register, and that the competent commercial register records the capital increase in the commercial register.

(g)	The issuance of any Warrant Shares out of conditional share capital requires sufficient conditional share capital at the time the holder of the Warrants submits the exercise notice and pays the exercise price as provided under the Warrant Document. We express no opinion as to the future availability of conditional share capital.

(h)	Any issuance of the Warrant Shares out of conditional share capital must be confirmed by the auditor of the Company, and amended articles of association of the Company reflecting the issuance of Warrant Shares out of the conditional share capital, together with ascertainments by the Company's board of directors in a public deed and said confirmation by the Company's auditor, must be filed with the competent commercial register no later than three months after the end of the Company's fiscal year.

Auris Medical Holding AG – Swiss Legal Opinion

(i)	The issuance of any Warrant Shares out of authorized share capital requires sufficient authorized share capital at the time the board of directors carries out and files the capital increase with the commercial register. We express no opinion as to the future availability of authorized share capital.

(j)	Any issuance of the Warrant Shares out of authorized share capital requires that the board of directors carries out the capital increase (which requires, among others, valid subscription forms, a report of the board of directors on the capital increase, ascertainments by the Company's board of directors in a public deed, amended articles of incorporation, an audit report confirming the withdrawal of pre-emptive rights, due payment of the issue price, payment confirmation by the Swiss bank institute, and an application to the commercial register), files the relevant documentation with the competent commercial register, and that the competent commercial register records the capital increase in the commercial register.

(k)	It should be noted that pursuant to article 706 and 706a of the CO, the shareholders are entitled to challenge resolutions adopted by the shareholders' meeting (Generalversammlungsbeschlüsse) that violate the law or a company's articles of association by initiating legal proceedings against a company within two months following such meeting. Such period has not lapsed with respect to the EGM Resolution.

(l)	We express no opinion as to the accuracy or completeness of the information contained in the Registration Statement.

(m)	We express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express no opinion as to tax law.

6.	Miscellaneous

(a)	We do not assume any obligation to advise you of any changes in applicable law or any other matter that may come to our attention after the date hereof that may affect our opinion expressed herein.

Auris Medical Holding AG – Swiss Legal Opinion

(b)	We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the reference to our firm under the caption ”Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

(c)	This opinion is governed by and shall be construed in accordance with the substantive laws of Switzerland, the ordinary Courts of Zurich having exclusive jurisdiction.

Yours faithfully,

/s/ Alex Nikitine

Alex Nikitine

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